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                                  EXHIBIT 4.3

             Certificate of Trust of Sandy Spring Capital Trust I
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                             CERTIFICATE OF TRUST
                                      OF
                         SANDY SPRING CAPITAL TRUST I

     This Certificate of Trust is being executed as of November 1, 1999 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Act").
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     The undersigned hereby certifies as follows:

     1.   Name.  The name of the business trust is "Sandy Spring Capital Trust
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I" (the "Trust").

     2.   Delaware Trustee.  The name and business address of the Delaware
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trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          The Bank of New York (Delaware)
          23 White Clay Center
          Route 273
          Newark, Delaware 19711

     3.   Effective.  This Certificate of Trust shall be effective immediately
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upon filing in the Office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned being all of the trustees of the Trust as of the date of the filing of this Certificate of Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act as of the day and year first above written.

                         THE BANK OF NEW YORK (DELAWARE),
                          as Delaware Trustee

                         By:   /s/ Mary jane Morrissey
                              ------------------------
                              Name: Mary Jane Morrissey
                              Title:   Authorized Signatory

                         ADMINISTRATIVE TRUSTEE

                           /s/ Hunter R. Hollar
                          ---------------------
                          Name:  Hunter R. Hollar

                          ADMINISTRATIVE TRUSTEE

                           /s/ James H. Langmead
                          ----------------------
                          Name:  James H. Langmead

                          ADMINISTRATIVE TRUSTEE

                          /s/ Lawrence T. Lewis
                          ----------------------
                          Name:  Lawrence T. Lewis